April 24, 1997

Division of Corporate Regulation
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Information Supplemental to Annual Report on
     Form U5S for Entergy Corporation and Subsidiaries
     ("Form U5S") Relating to Participation in
     Nuclear Electric Insurance Limited ("NEIL") and
     Nuclear Mutual Limited ("NML")

Gentlemen:

As Chief Accounting Officer of Entergy Arkansas, Entergy Gulf States, Entergy Louisiana, Entergy Mississippi, Entergy New Orleans and System Energy Resources, Inc.("System Energy"), I hereby advise you, as information supplemental to that set forth in the Form U5S for the year ended
December 31, 1996, that the attached schedules represent premium payments made to NEIL and NML during 1996 and premium distributions and credits received from NML and NEIL during 1996.

Sincerely,

/s/ Louis E. Buck, Jr.

Louis E. Buck, Jr.
Chief Accounting Officer

LEB/AR
Attachments


                        Premiums Payments - 1996


Company   Insurer       Policy Period    Date Pymt Made     Amount
EAI       NML      (2)    4/1/96-97        3/29/96         1,912,815
          NML      (2)    4/1/95-96        5/28/96               683   Add'l Premium
          NML      (2)    4/1/95-96        2/2/96            (55,090)  Rating Change

          NEIL I   (2)    9/15/96-97       9/13/96           807,282
          NEIL I   (2)    9/15/96-97       9/13/96           (99,516)  Res Prem Adj
          NEIL I - (1)    9/15/96-97       9/13/96           131,799
          NEIL I - (1)    9/15/96-97       9/13/96           (19,001)  Res Prem Adj

          NEIL II  (2)    11/15/96-97      11/14/96        3,372,566
          NEIL II  (2)    11/15/96-97      11/14/96         (220,124)  Res Prem Adj

ELI       NML      (3)    4/1/96-97        3/29/96         1,399,026
          NML      (3)    4/1/95-96        2/2/96            (78,901)  Rating Change

          NEIL I   (3)    9/15/96-97       9/13/96           548,249
          NEIL I   (3)    9/15/96-97       9/13/96           (73,177)  Res Prem Adj
          NEIL I - (1)    9/15/96-97       9/13/96            52,528
          NEIL I - (1)    9/15/96-97       9/13/96            (8,732)  Res Prem Adj

          NEIL II  (3)    11/15/96-97      11/14/96        2,969,983
          NEIL II  (3)    11/15/96-97      11/14/96         (220,251)  Res Prem Adj

EMI       NEIL I - (1)    9/15/96-97       9/13/96           148,990
          NEIL I - (1)    9/15/96-97       9/13/96           (21,169)  Res Prem Adj

ENOI      NEIL I - (1)    9/15/96-97       9/13/96            81,180
          NEIL I - (1)    9/15/96-97       9/13/96           (11,643)  Res Prem Adj

SERI      NML      (1)    4/1/95-96        2/2/96            (76,682)  Rating Change
          NML      (1)    4/1/96-97        3/29/96         1,545,494

          NEIL II  (1)    11/15/96-97      11/14/96        2,708,872
          NEIL II  (1)    11/15/96-97      11/14/96         (198,209)  Res Prem Adj

EGS       NEIL I   (4)    9/15/96-97       9/13/96           292,761
          NEIL I   (4)    9/15/96-97       9/13/96           (33,082)  Res Prem Adj

          NEIL II  (4)    11/15/96-97      11/15/96        2,015,714
          NEIL II  (5)    11/15/96-97      11/15/96         (232,099)  Res Prem Adj

(1) Premiums paid in connection with Unit No. 1 of the Grand
    Gulf Steam Electric Generating Station (nuclear)
(2) Premiums paid in connection with EAI's Nuclear One Generating Station.
(3) Premiums paid in connection with ELI's Waterford Steam Electric
    Generating Station - Unit No. 3 (nuclear)
(4) 100% share to EGS - Cajun does not participate in this coverage
(5) 30% is due Cajun



Distributions - 1996


Company   Insurer     Date of Distri       Amount

EAI       NML            2/21/96          201,794
          NML            4/24/96           22,412

          NEIL II        2/21/96          894,621
          NEIL II        4/24/96          141,004

          NEIL I         2/21/96        1,712,343
          NEIL I         4/24/96          269,259
          NEIL I - GG    2/21/96           56,471
          NEIL I - GG    4/24/96            8,896

ELI       NML            2/21/96          329,830
          NML            4/24/96           36,632

          NEIL II        2/21/96          556,011
          NEIL II        4/24/96           87,951

          NEIL I         2/21/96          225,011
          NEIL I         4/24/96           35,452
          NEIL I - GG    2/21/96           36,157
          NEIL I - GG    4/24/96            5,693

EMI       NEIL I - GG    2/21/96           62,061
          NEIL I - GG    4/24/96            9,777

ENOI      NEIL I - GG    2/21/96           31,892
          NEIL I - GG    4/24/96            5,025

SERI      NML            2/21/96        1,887,300
          NML            4/24/96          209,686

          NEIL II        2/21/96          823,400
          NEIL II        4/24/96          129,784

EGS       NEIL II   (a)  2/21/96          380,222
          NEIL II   (a)  4/24/96           60,052

          NEIL I    (b)  2/21/96          127,142
          NEIL I    (b)  4/24/96           20,026

(a) 100% to EGS, excludes Cajun's distribution

(b) 100% to EGS, Cajun does not share interest in this coverage